Exhibit 10.33

SECOND AMENDMENT

TO LEASE

This Second Amendment to Lease (the "Second Amendment") is made, for reference purposes only, on June 24, 2021 by and between Lundy Associates, LLC, a California limited liability company (the "Lessor") and QuickLogic Corporation, a Delaware corporation (the "Lessee"), who agree as follows:

RECITALS

This Second Amendment is made with reference to the following facts and objectives:

a.          Lessor and Lessee entered into a written lease dated February 13, 2019 (the "Lease"), in which Lessor leased to Lessee and Lessee leased from Lessor, premises commonly known as 2220 Lundy Avenue, San Jose, California, 95131 consisting of approximately 24,164 rentable square feet (the "Premises").

b.          On September 23, 2020, Lessor and Lessee amended the lease with the First Amendment to Lease extending the timeframe under which Lessee has to submit for reimbursement of tenant improvement costs per Paragraph 56 of the Lease. Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

c.          The parties desire to amend the Lease as follows:

NOW THEREFORE, for and in consideration of the mutual covenants and obligations set forth in this Second Amendment, Lessor and Lessee do hereby agree to amend the Lease as follows:

1.          CITY OF SAN JOSE PERMIT FEE.   Lessor and Lessee acknowledge and agree that no later than seven (7) business days from the execution date of this Second Amendment, Lessor shall pay in full to the City of San Jose the amount of Twenty-Four Thousand Two Hundred Thirteen Dollars ($24,231.00) (the "Permit Fee”) pursuant to the City of San Jose Permit Fee Invoice, Invoice #1506067, dated May 14, 2021, (the "Permit Fee Invoice") of which a copy is attached hereto as Exhibit A.

In exchange for Lessor paying the Permit Fee, Lessor and Lessee acknowledge and agree that Lessor shall have no obligation nor be required to pay Lessee the Tenant Improvement Allowance as originally called for in the Lease and that Paragraph 56 of the Lease is hereby deleted in its entirety.

2.          CONFLICT.   In the event of any conflict or inconsistency between the terms and conditions of the Lease, the First Amendment and this Second Amendment, the terms and conditions of the Second Amendment shall take precedence and control.

3.          ADDITIONAL TERMS.   All other terms and conditions of the Lease shall remain in full force and effect.

4.          NO CASp INSPECTION.   Pursuant to California Civil Code Section 1938, Lessor hereby notifies Lessee that the Premises have not undergone inspection by a Certified AccessSpecialist ("CASp") to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code. A CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or Lessor may not prohibit the Lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the Lessee or tenant, if requested by the Lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

5.          COUNTERPARTS.   This Second Amendment may be executed in facsimile or electronic (PDF) counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date set forth above.

LESSOR:	LUNDY ASSOCIATES, LLC
a California limited liability company

/s/ Donald Turnquist

By: Donald Turnquist                           Date 06/25/2021

Its: Principal Lundy Assoc. LLC

LESSEE:	QUICKLOGIC CORPORATION,
a Delaware corporation, doing business as Quicklogic Corporation

/s/ Rajiv Jain

By: Rajiv Jain                                       Date 06/24/2021

Its: VP Operations and IT, QuickLogic